                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/or
Executive Officer of HSBC Finance Corporation (the Company) hereby constitutes and appoints each of the persons holding the position of Secretary, Corporate
Secretary, Assistant Corporate Secretary or Assistant Secretary of the Company
from time to time, acting singly, the undersigned's true and lawful attorney-in
-fact to:

      (1)   execute and file Form ID for the purpose of obtaining EDGAR access codes on behalf of the undersigned;

      (2)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4 and 5, and any successor forms thereto, (each, a Form and collectively, the
      Forms) in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder;

      (3)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form, complete and execute any amendment or amendments thereto, and timely file such Form with the U.S. Securities and Exchange Commission and any stock exchange or market or similar authority; and

      (4)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
      Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney
-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities and Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of and transactions in securities and derivative securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, and it supersedes any Power of Attorney previously executed by the undersigned with respect to the filing of Forms required by Section 16 of the Securities and Exchange Act of
1934.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of May 2015.

/s/ William Tabaka
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William Tabaka